SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                Form 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)    October 4, 1996
                                                ---------------------
                                                 (September 20, 1996)



                              Teltronics, Inc.
          ------------------------------------------------------
          (Exact Name of Registrant as specified in its charter)



    Delaware                        0-17893                  59-2937938
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
of Incorporation)                                           Identification
                                                             Number)



2150 Whitfield Industrial Way, Sarasota, Florida             34243-9706
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(Address of principal executive offices)                     (Zip code)


                              (941-753-5000)
              --------------------------------------------------
              Registrant's telephone number, including area code





The Exhibit Index appears on page 4.

Item 2.   ACQUISITIONS OR DISPOSITION OF ASSETS.

          On September 20, 1996, SRX of Florida, Inc. ("Buyer"), a Delaware corporation wholly owned by Teltronics, Inc. ("Registrant"), acquired substantially all of the assets of Shared Resource Exchange, Inc., a Delaware corporation ("Seller") located in Dallas, Texas, under an Agreement of Sale among Seller, Buyer and Registrant dated September 19, 1996 ("Agreement").

          After entry of an order by the United States Bankruptcy Court, Eastern District of Texas, Sherman Division (In re: Shared Resource Exchange, Inc., Case No. 96-42190S) approving the Agreement and authorizing Seller to enter into the Agreement and consummate the transactions contemplated thereby, Buyer delivered an aggregate of 650,000 shares of Registrant's $.001 par value common stock ("Registrant's Stock") for substantially all of the assets of Seller ("Purchased Assets") and an aggregate of 100,000 shares of the Registrant's Stock to discharge an aggregate of $600,000 of debt owed by Seller to certain of its lenders ("Noteholders"). In addition, Buyer and Registrant agreed to assume: (i) approximately $374,000 of Seller's accounts payable;
(ii) open purchase orders of approximately $207,000; (iii) funding of severance obligations of Seller to its employees of approximately $205,000; (iv) fees owed by Seller to professionals in the aggregate of approximately $204,000; and (v) certain other obligations described in the Agreement.

          The shares of Registrant's Stock transferred to the Seller and the Noteholders (the "Shares") are not registered under the Securities Act of 1933 ("Act") and are therefore subject to the resale restrictions set forth in Rule 144 promulgated under the Act. The holders of the Shares have been granted certain registration rights under a Registration Rights Agreement which allows them to elect to have their Shares registered under the Act if Registrant proposes to register any of its securities under the Act in an offering for cash.

          Seller and Registrant entered into an Escrow Agreement under which 120,000 of the Shares issued to the Seller have been placed in escrow to cover certain reimbursement and/or indemnity claims of Buyer and Registrant.

          The Purchased Assets included purchase orders in an aggregate amount of approximately $6,000,000 placed by various vendors including purchase orders placed by Motorola, Inc. ("Motorola Orders") with Seller covering both E-911 products and WiLL products in an aggregate amount of approximately $4,500,000. Under the Agreement, Buyer and Registrant assumed and agreed to perform Seller's obligations under the Motorola Orders.

          On September 20, 1996, Buyer and Registrant also acquired certain inventory for use in completion of the Motorola Orders from one of Seller's contract manufacturers at a price of approximately $1,443,000 paid in cash and the Registrant's promissory note in the principal amount of approximately $500,000, payable over six (6) months without interest, covering the balance of the purchase price to the manufacturer for the inventory.

          There are numerous other provisions in the Agreement and other documents filed as Exhibits to this Report on Form 8-K which are important in order derive the full understanding of the transactions. The above summary is qualified in its entirety by reference to the text and the terms and conditions of the Exhibits to this Report on Form 8-K.

Item 5.   OTHER EVENTS.

          On August 12, 1996 the Registrant filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which among other things authorized the Registrant to issue up to 5,000,000 shares of preferred stock, par value of $.001 per share. On August 19, 1996 the Registrant filed with the Delaware Secretary of State a Certificate of Designations which designated 250,000 of the authorized shares of preferred stock as Series A preferred shares ("Series A Shares")and set forth the rights, preferences and privileges of and the restrictions granted to or imposed on the Series A Shares.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Business Acquired

               (1) At the date of this Report on Form 8-K, it is impracticable for Registrant to provide financial statements of Shared Resource Exchange, Inc. Such financial statements will be filed as soon as reasonably practicable, but not later than sixty days after the date on which this Report on Form 8-K must be filed.

          (b)  Pro Forma Financial Information

               (1) At the date of this Report on Form 8-K, it is impracticable for Registrant to provide pro forma financial information pertaining to Shared Resource Exchange, Inc. Such pro forma financial information will be filed as soon as reasonably practicable, but not later than sixty days after the date on which this Report on Form 8-K must be filed.

          (c)  Exhibits

               (1)  Agreement of Sale dated the 19th day of
September, 1996 by and among Shared Resource Exchange, Inc., SRX of Florida, Inc. and Registrant.

               (2)  Escrow Agreement made and entered into
September 19, 1996 by and between Shared Resource Exchange, Inc.,
SRX of Florida, Inc., Registrant, and Sevin Rosen Bayless
Management Company.

               (3)  Registration Rights Agreement among Seller,
Registrant and the Noteholders dated as of September 19, 1996.

               (4)  Restated Certificate of Incorporation of
Registrant filed with the Delaware Secretary of State on August 12,
1996.

               (5) Certificate of Designations of preferences of Series A Preferred Stock of Registrant filed with the Delaware
Secretary of State on August 19, 1996.


                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Teltronics, Inc.
                                   (Registrant)


Dated:  October 4, 1996            By:  Ewen R. Cameron,
                                        President